SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 30th day of May, 2007.

B E T W E E N :

DAVID MACKINNON, an individual resident in the Province of Ontario (hereinafter called the "Purchaser")
OF THE FIRST PART
  - and -
MARLON DISTRIBUTORS LTD., a corporation incorporated pursuant to the laws of Canada  (hereinafter called the "Vendor")

OF THE SECOND PART

WHEREAS the Vendor beneficially owns and controls all the issued and outstanding shares in the capital of Knowlton Pass Electronics Inc./Electroniques Knowlton Pass Inc., a corporation incorporated pursuant to the laws of Canada (the "Company");

AND WHEREAS the Vendor desires to sell and the Purchaser desires to purchase the said issued and outstanding shares in the capital of the Company owned by the Vendor, all upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained (the adequacy of which consider-ation as to each of the parties hereto is hereby mutually admitted), the parties hereby covenant and agree as follows.

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1
Definitions - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)	"Agreement" means this Share Purchase Agreement and all instru-ments supplemental hereto or in amendment or confirmation hereof;

(b)
"Business" means the business presently carried on by the Company being that of a telecommunications service provider operating in the Niagara, Ontario region and providing wireless and fibre circuit, and related and ancillary activities thereto;

(c)	"Business Day" means a day other than a Saturday, Sunday or any day on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours;

(d)
"Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares hereunder by the transfer and delivery of documents of title thereto and the payment of the pur-chase price therefor as contemplated herein, which Closing shall, notwithstanding the actual Closing Date, be with effect as at and from the Effective Date;

(e)	"Closing Date" means the date hereof or such other date as the Parties may agree as the date upon which the Closing shall take place;

(f)	"Closing Time" means 1:00 p.m. on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place;

(g)	"Effective Date" means March 1, 2007;

(h)
“February Statements” means the internally-generated financial statements of the Company for the 2 month period ended February 28, 2007 which have been prepared by the Vendor’ on a basis consistent with past internal practice and which are attached as Schedule A hereto;

(i)	“Interim Management Period” means the period from the Effective Date to the Closing Date when the Purchaser was in control of the day to day operations of the Business;

(j)	“LOI” means the letter of intent entered into between the Purchaser and the Vendor dated February 27, 2007;

(k)	"Note" has the meaning attributed thereto in Section 2.2(b) hereof;

(l)	"Parties" means the Vendor and the Purchaser, collective-ly, and "Party" means any one of them;

(m)	"Person" means any individual, corporation, partnership, trustee or trust or unincorporated association, and pronouns have a similarly extended meaning;

(n)	"Purchaser's Counsel" means Messrs. Sheppard Shalinsky Brown, Barristers and Solicitors (Practicing in Association), of Toronto, Ontario;

(o)	"Purchase Price" means the purchase price to be paid by the Purchas-er to the Vendor for the Purchased Shares as provided in Article 2 hereof;

(p)	"Purchased Shares" means 1,000 common shares issued and outstanding in the capital of the Company;

(q)	"Vendor's Counsel" means Miller Thomson LLP, Barristers and Solicitors, of Toronto, Ontario; and

(r)
“Wireless Age” means Wireless Age Communications, Inc. a company incorporated pursuant to the laws of the State of Nevada and publicly listed on the NASD Over The Counter Bulletin Board, the sole shareholder of the Vendor.

1.2	Gender and Number - Words importing the singular include the plural and vice versa; words importing gender include all genders.

1.3
Entire Agreement - This Agreement, including the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

1.4
Waivers, etc. - No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement, in whole or in part, shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.5
Headings - The Article and Section headings contained herein are included solely for convenience of reference, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.6
Applicable Law - This Agreement and the rights, obligations and relations of the Parties shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the courts of Ontario shall have exclusive jurisdiction to entertain any action in connection with this Agreement.

1.7
Currency - Unless otherwise specified, all references to currency herein are deemed to mean lawful money of Canada, and all amounts to be paid or calculated pursuant to this Agreement are to be paid or calculated in lawful money of Canada.

1.8
Accounting Terms - All accounting terms shall have the meanings ascribed to them in accordance with generally accepted accounting principles, and all references to "generally accepted accounting principles" or to “GAAP” shall be deemed to be, unless otherwise specified, reference to accounting principles which are generally accepted in Canada.

1.9	Schedules - The following are the schedules attached to and incorp-orated in this Agreement by reference and deemed to be an integral part hereof:

Schedule A	February Statements
Schedule B	Undisclosed Liabilities
Schedule C	Accounts Payable
Schedule D	Liens, Charges and Encumbrances
Schedule E	Equipment and Other Personal Property Leases
Schedule F	Accounts Receivable
Schedule G	Particulars of Insurance Policies

ARTICLE 2
PURCHASE AND SALE

2.1
Purchase Price - The Vendor hereby sells and the Purchaser hereby purchases the Purchased Shares, with effect as at and from the Effective Date and subject to the usual and ordinary adjustments, for an aggregate purchase price of $363,643.30. For greater certainty, the Purchaser is also acquiring for the same consideration all right, title and interest in and to the name “Wireless Works” and all derivatives thereof and the Vendor and Wireless Age on their own behalves and on behalf of their respective “affiliates” and “associates” (as such term is defined in the Business Corporations Act (Ontario) shall provide at Closing a release of any right, title or interest in and to such name.

2.2	Action by Vendor and Purchaser at the Closing Time -

(a)
Delivery of Certificates, etc. - The Vendor shall transfer and deliver to the Purchaser at the Closing share certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank. The Vendor shall take such steps as shall be necessary to cause the Company to enter the Purchaser or its nominee upon the books of the Company as the holder of the Purchased Shares and to issue one or more share certificates to the Purchaser or its nominee representing the Purchased Shares.

(b)
Payment to the Vendor - The Purchase Price shall be paid and satisfied by the Purchaser delivering a promissory note (the "Note") in favour of the Vendor, which Note shall be (A) in the principal amount of the Purchase Price, (B) non-transferable and non-assignable howsoever without the prior written consent of the Purchaser, (C) paid in 60 equal consecutive monthly instalments of $7,373.37 each commencing on June 1, 2007 and thereafter due on the first Business Day of each and every month following, which amount blends principal payments with interest on the principal amount from time to time outstanding of 8% per annum, (D) pre-payable, in whole or in part, at any time and from time to time without notice, penalty or bonus, and (E) secured by a pledge by the Purchaser to the Vendor of the Purchased Shares, which share pledge shall be the sole recourse available to the Vendor in the event that the Purchaser is in breach of his payment obligations under the Note.

2.3	Place of Closing - The Closing shall take place at the Closing Time at the offices of the Purchaser's Counsel or at such other place as may be agreed upon by the Vendor and the Purchaser.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Vendor - The Vendor hereby represents and warrants to the Purchaser as follows.

(a)
Organization and Valid Existence; the Vendor - The Vendor is a corporation duly incorporated and organized and is validly existing under the laws of Canada, and the Vendor has all necessary corporate power, authority and capacity to own and dispose of the Purchased Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Vendor.

(b)
Enforceability of Obligations - This Agreement consti-tutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforce-ment imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)	Right to Sell - The Vendor:

(i)	is the sole beneficial owner of the Purchased Shares (which shares constitute all the issued and out-standing shares in the capital of the Company);

(ii)
has the exclusive right to dispose of the Purchased Shares as herein provided and such disposition will not violate, con-travene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law to which the Vendor is a party or subject or by which the Vendor is bound or affected; and

(iii)
is the holder of record of all the Purchased Shares, free and clear of any liens, charges, encumbrances or rights of others (other than the rights of the Purchaser hereunder) and no Person (other than the Purchaser hereunder) has any agreement, option or any rights capable of becoming an agreement or option for the acquisition of the Purchased Shares.

(d)
Organization and Valid Existence; the Company - The Company is a corporation duly incorporated and organiz-ed and is validly existing under the laws of Canada, and has all necessary corpor-ate power, authority and capacity to own and lease its property and assets (including, without limitation, the property and assets shown in the February Statements) and to carry on the Business as presently conducted by it.

(e)	Subsidiaries - The Company has no subsidiaries.

(f)
Capitalization - The authorized and issued share capital of the Company is an unlimited number of common shares and an unlimited number of Class “A” special shares. Only the Purchased Shares duly and validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company. No options, warrants or other rights to purchase shares or other securi-ties of the Company have been authorized or agreed to be issued or are outstanding.

(g)
February Statements - The February Statements, consisting of a balance sheet and an income statement from January 1, 2007 to and including February 28, 2007 fairly and accurately reflect the assets, liabilities, financial position and results of the operations of the Business for the 2 month period ended on February 28, 2007, and have been prepared in accordance and consistent with past practice of the Company.

(h)
Absence of Undisclosed Liabilities; Payables - Except to the extent reflected or reserved against in the February Statements (including the notes, if any, thereto) or incurred subsequent to the date thereof to and including the Effective Date and disclosed in Schedule B and except as incurred in the ordinary and usual course of the Business of the Company, the Company does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accord-ance with generally accepted accounting principles. The accounts payable of the Company as at the Effective Date are disclosed in Schedule C, including the dates of the relevant invoices (if any), the payees and the specific amounts due.

(i)
Title to Properties - Except as disclosed in the Financial Statements or in Schedule D hereto, the Company has good and market-able title to its properties, interests in properties and assets, real and personal, including without limitation those reflected in the February Statements or acquired since the date of the February Statements (except as since transferred, sold or otherwise disposed of in the ordinary and usual course of business), free and clear of all mortgages, pledges, liens, encumbrances or charges of any kind or character.

(j)
Leased Equipment - Schedule E sets forth a true and complete list of all equipment, other personal property and fixtures in the posses-sion or custody of the Company which, as of the Effective Date, is leased or held under licence or similar arrange-ment and of the leases, licences, agreements and other documenta-tion relating thereto.

(k)
Accounts Receivable - Schedule F reflects the accounts receivable of the Company as at the Effective Date, in respect of which a reasonable reserve of $49,432.00 has been noted in the February Statements and which reserve has reduced, dollar for dollar, the amount of receivables to be netted against payables in having determined the Purchase Price.

(l)
Leases of Real Property - As of the Effective Date the only real property leases the Company was a party to or bound by were month to month leases and other than as disclosed on Schedule C all rental and other payments required to be paid by the Company as lessee pursuant to such leases was duly paid. All interests held by the Company as lessees under such leases are free and clear of any and all liens, charges and encumbrances of any nature and kind whatsoever. The Company is not party, as lessor, to any leases of real property.

(m)	Real Property - The Company does not own any real property in fee simple.

(n)	Employees - The only employees of or independent contractors to the Company as at the Effective Date were Pat Gray, Victor Suprani and Ibrahim Fread.

(o)
Absence of Guarantees - To and including the Effective Date the Company had not given or agreed to give, nor was it a party to or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which the Company is, or is conting-ently, responsible for such indebtedness or other obligation.

(p)
Absence of Conflicting Agreements - The Company was not, to the Effective Date, a party to, bound or affected by or subject to any mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened, breached by or under which default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein.

(q)	Residence of the Vendor - The Vendor is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

(r)
Insurance - The Company maintains such policies of insurance, issued by responsible insurers, as are appropriate to its Business, property and assets, in such amounts and against such risks as are customar-ily carried and insured against by owners of comparable businesses, properties and assets; all such policies of insurance are in full force and effect and the Company is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy. Schedule I sets forth the particulars of the Company’s existing policies of insurance.

(s)
Vehicular Equipment - The only vehicular equipment owned or leased by the Company are a leased 2006 Honda Accord and a leased 2006 Ford F150 Van. There is a 1999 Ford truck (the ”Ford Truck”) that is owned by an affiliate of the Vendor and that should also be an owned asset of the Company at Closing; if not so owned at Closing then the Ford Truck shall be dealt with pursuant to Section 5.6. Such vehicular equipment (inlcuding the Ford Truck) is in road-worthy condition and is capable of satisfying the inspection requirements and performance standards prescribed by the Highway Traffic Act (Ontario) and the Regulations thereto for their particular type or class.

(t)
Corporate Records - The corporate records and minute books of the Company contain complete and accurate copies of all by-laws of the Company and minutes of all meetings and resolutions of the directors and shareholders of the Company. All such meetings were duly called and held, all such by-laws and resolutions were duly passed and the share certifi-cate books, registers of shareholders, registers of transfers and registers of directors of the Company are complete and accurate in all material respects.

(u)
Books of Account - The books and records of account of the Company fairly and correctly set out and disclose in all material respects and in accordance with generally accepting accounting principals, consistently applied, the financial position of the Company as of the Effective Date and all material financial transactions of the Company have been accurately recorded in such books and records.

(v)
Full Disclosure - None of the foregoing representations, warranties and state-ments of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such state-ment or represent-ation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Company and its properties, Business and affairs.

3.2	Representations and Warranties of the Purchaser - The Purchaser hereby represents and warrants to the Vendor as follows:

(a)	Organization and Valid Existence - The Purchaser has all necessary power, authority and capacity to enter into this Agreement and to carry out his obligations hereunder.

(b)
Enforceability of Obligations - This Agreement consti-tutes a valid and binding obligation of the Purchaser enforceable against him in accordance with its terms, subject, however, to limitations with respect to enforce-ment imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)
Absence of Conflicting Agreements - The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regula-tion, order, judgment, decree or law which would be violated, contra-vened or breached by, or under which any default would occur, as a result of the execution and delivery of this Agreement or the con-summation of any of the transac-tions provided for herein.

(d)	Residence of the Purchaser - The Purchaser is not a non-Canadian within the meaning of the Investment Canada Act.

(e)
Litigation - There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the Purchaser, threatened against or involving the Purchaser or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby. The Purchaser is not aware of any existing ground on which any such action, suit or proceeding may be commenced with any reasonable likelihood of success.

3.3
No Broker - Each of the Parties represents and warrants to the others that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between them directly and without the intervention of any other party in such manner as to give rise to any valid claims against any of the Parties for a brokerage commission, finder's fee or other like payment.

3.4
Non-Waiver - No investigations made by or on behalf of the Purchas-er at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendor herein or pursuant hereto.

3.5
Nature and Survival of Representations, Warranties and Covenants - All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party hereunder. All representations, warranties, coven-ants and agreements herein contained on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of share or security transfer instruments and other documents of title to the Purchased Shares and the payment of the considera-tion therefor, provided that the representations and warranties contained in Sections 3.1, 3.2 and 3.3 (except with respect to tax matters or the title of the Vendor to the Purchased Shares which shall survive forever), shall only survive for a period of 2 years from the Closing Date after which time, if no claim shall, prior to the expiry of the said 2 - year period, have been made hereunder against a Party hereto with respect to any incorrect-ness in or breach of any such representation or warranty, such Party shall have no further liability hereunder with respect to such represent-ation or warranty.

ARTICLE 4
CONDITIONS PRECEDENT TO THE PERFORMANCE
BY THE PURCHASER AND THE VENDOR OF
THEIR OBLIGATIONS UNDER THIS AGREEMENT

4.1
Purchaser's Conditions - The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, in all material respects, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchas-er and may be waived by it in whole or in part):

(a)	Performance of Obligations - The Vendor shall have performed or complied with, in all respects, all of its obligations, covenants and agreements hereunder.

(b)
Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale and purchase here-under of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendor of its obligations under this Agreement shall be satisfactory to the Purchaser and Purchaser's Counsel and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these condi-tions, in form (as to certifi-cation and otherwise) and substance satis-factory to the Purchaser and Purchaser's Counsel.

(c)
Consents, Authorizations and Registrations - All con-sents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transac-tions contemplated by this Agree-ment, the execution of this Agreement, the Closing or the perform-ance of any of the terms and conditions hereof, shall have been obtained on or before the Closing Time.

(d)
Directors and Officers of Company - The Board of Directors of the Company immediately following the Closing Time shall consist of persons nominated by the Purchaser and there shall have been delivered to the Purchaser on or before the Closing Time the resignations of such persons as the Purchaser shall direct who are presently directors and/or officers of the Company from such positions and duly executed comprehensive releases from each such person and from the Vendor of all their claims respect-ively, against the Company.

4.2
Vendor's Conditions - The obligations of the Vendor to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by it in whole or in part):

(a)	Performance of Obligations - The Purchaser shall have performed or complied with, in all respects, all of its obligations, covenants and agreements hereunder.

(b)
Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale and purchase here-under of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendor and Vendor's Counsel and the Vendor shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby in compliance with these condi-tions, in form (as to certifi-cation and otherwise) and substance satis-factory to the Vendor and Vendor's Counsel.

ARTICLE 5
OTHER COVENANTS OF THE PARTIES

5.1
Delivery of Books of Account, etc. -  At Closing or within 5 Business Days thereof, the Vendor shall or shall cause, at its cost and expense, all books and records pertaining to the Company or the Business that are in its possession or the possession of Wireless Age or any of its other affiliates or associates, including financial records, tax filings and records, corporate minute books and contracts and other documents of title, to be delivered to the Purchaser at its address as set forth in Section 7.4.

5.2
Inter-Company Debt Forgiveness- At Closing, (a) the Company shall release Wireless Age and its wholly owned subsidiaries from amounts due to the Company from any such parties and (b) Wireless Age and its wholly owned subsidiaries (including, for greater certainty, mmWave Technologies Inc. as to $679,299.53 and Wireless Source Distribution Ltd. as to $4,469.23) shall release the Company from amounts due to them or any of them from the Company. The release documentation shall be in form and substance satisfactory to the Parties and their respective counsel, acting reasonably, and the Vendor shall procure the signatures of duly authorized persons from Wireless Age and all other relevant parties to the release documentation in favour of the Company.

5.3
Releases- At Closing (a) the Purchaser shall release the Vendor, mmWave Technologies Inc. and their respective directors, officers and shareholders from any and all claims the Purchaser may have against the Company, mmWave Technologies Inc. and their respective directors, officers and shareholders, including without limitation, any claims in respect of severance or termination pay, and (b) the Vendor shall release the Purchaser and the Company from any and all claims (other than those arising from or pursuant to this Agreement) the Vendor may have against the Purchaser and the Company.

5.4
Purchaser Special Indemnity - At Closing and in the event that the guarantee noted below has not been cancelled and released then the Purchaser shall enter into an indemnity agreement to and in favour of Wireless Age Communications Ltd. (“Communications”) indemnifying and saving Communications harmless from any claims made against Communications by Ingram Micro (“Ingram”) with respect to the lease of capital equipment from Ingram to the Company of which there remains approximately $78,000 due and that has been guaranteed by Communications. The indemnity shall be specific to this guarantee.

5.5	Discharges of Registrations -

(a)
New Solutions Financial Corporation (“NSFC”) has registered security under the Personal Property Security Act (Ontario)(the “PPSA”) against, among others, the Company and the business style Wireless Works that is owned by the Company, Communications, Wireless Source Distribution Ltd. and Wireless Age, which PPSA registration is believed to be without merit. If not discharged in respect of the listed parties, above, prior to Closing, then post-Closing the Purchaser and the Company shall use their reasonable commercial efforts to have NSFC discharge the PPSA registration as aforesaid, and shall advise the Vendor if and when this is done, all without any liability to the Purchaser or the Company if they are unsuccessful in such endeavour.

(b)
At Closing or within 5 Business Days thereof the Vendor shall cause the discharge of PPSA registration no. 20061204 1054 2040 0121, file no. 631121715, registered in favour of mmWave Technologies Inc., against the Company and Wireless Works, and shall deliver to the Purchaser evidence of same. At Closing the Vendor shall produce a power of attorney from mmWave Technologies Inc. to and in favour of the Company enabling the Company to discharge such PPSA registration if not so discharged within the 5 Business Days noted above, the power of attorney to be in form and substance satisfactory to the Purchaser and Purchaser’s Counsel, acting reasonably.

5.6
Ford Truck - If ownership of the Ford Truck is not transferred to the Company by the Closing Time, including by way of transfer registered at the motor vehicle office responsible for maintaining vehicular ownership registers, then the Vendor shall cause the ownership of the Ford Truck to be so transferred, at the cost and expense of the Vendor (including any taxes payable thereon), and evidence thereof to be delivered to the Purchaser, by June 15, 2007.

ARTICLE 6
INDEMNIFICATION

6.1
Mutual Indemnifications for Breaches of Warranty, etc. - The Vendor hereby covenants and agrees with the Purchaser, and the Purchaser hereby covenants and agrees with the Vendor (the Party or Parties so covenanting and agreeing to indemnify another Party being hereinafter in this Section 5.1 referred to as the "Indemnifying Party" and the Party so to be indemnified being hereinafter called the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense (hereinafter in this Article 5 called "Claims") which may be brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnify-ing Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto. The foregoing obligation of indemnification in respect of such Claims shall be

(a)	subject to the limitation mentioned in Section 3.5 hereof respecting the survival of the representations and warranties of the Parties; and

(b)
subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third party, be notified in a timely manner by the Indemnified Party of all material particulars thereof and be afforded an opportunity at its sole cost and expense, to resist, defend and compromise the same.

6.2	Carriage of Action -

(a)
In the event that within 15 days after receipt of the notice referred to in clause (ii) of Section 5.1 hereof, the Indemnifying Party gives notice to the Indemnified Party that the Indemnifying Party wishes to dispute the matter in question, the Indemnifying Party shall have the right to litigate such matter in the name of the Indemnified Party using counsel chosen by the Indemnifying Party and the Indemnifying Party shall also have the right to settle or compromise such matter in the name of the Indemnified Party; provided, however, that contemporaneously with such com-promise or settlement the Indemnifying Party shall pay or cause to be paid to the Indemnified Party as either may direct, the amount owing under this indemnity with respect to such matter and provided further that:

(i)	the Indemnifying Party shall furnish security to the Indemnified Party in respect of any costs or damages arising in connection with any litigation;

(ii)
the Indemnifying Party shall agree to reimburse the Indemnified Party promptly in respect of all out-of-pocket expenses of the Indemnified Party in connection with such litigation or pending litigation; and

(iii)
the Indemnifying Party shall not be entitled to take any steps which would have the effect of forfeiting or otherwise terminating any contract, lease or other agreement, the benefit of which the Indemni-fied Party would otherwise be entitled to enjoy.

(a)
In the event that the Indemnifying Party does not provide the notice referred to in Subsection 5.2(a) assuming the defence of the Claim, the Indemnified Party may defend against such Claim in such manner as it deems appropriate and may take such action as may be reasonably prudent in the circumstances to settle any such Claim.

ARTICLE 7
GENERAL

7.1
Public Notices - Except for disclosures required by law, all public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Vendor and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the Vendor and the Purchaser or the other of them, such approval not to be unreasonably withheld.

7.2
Expenses - All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

7.3	Time - Time shall be of the essence hereof.

7.4
Notices - Any notice, direction or other document required or permitted to be given hereunder or for the purposes hereof (hereinafter in this Section 6.4 called a "notice") to any Party shall be in writing and shall be sufficiently given if delivered, if sent by prepaid registered mail or if transmitted by facsimile tested prior to transmission to such Party:

(a)	in the case of a notice to the Vendor at:

1075 Meyerside Drive, Unit 7
Mississauga, Ontario L5T 1M3
with a facsimile number of 905-564-6518
Attention: Gary Hokkanen

with a copy to the Purchaser's Counsel at:
40 King Street West, Suite 5800
Scotia Plaza, P.O. Box 1011
Toronto, Ontario M5H 3S1
with a facsimile number of 416-595.8692
Attention: Maurice Fleming

(b)	in the case of a notice to the Purchaser if delivered or sent by facsimile as above at:

 4100 Victoria Ave. Suite 102
Vineland, Ontario, L0R 2C0
   with a facsimile number of 905-562-9560
Attention: David MacKinnon

and if sent by prepaid registered mail at:
P.O. Box 280
Fonthill, Ontario L0S 1E0
Attention: David MacKinnon

in all cases with a copy to the Purchaser's Counsel at:
488 Huron Street
Toronto, Ontario M5R 2R3
with a facsimile number of 416-324-1319
Attention: Darren G. Brown
or at such other address as the Party to whom such writing is to be given shall have last notified the Party giving the same in the manner provided in this section. Any notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the first Business Day next following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the third Business Day following the date of its mailing. Any notice transmitted by facsimile communication shall be deemed given and received on the first Business Day after its transmission. Failure to transmit timely or adequate notice to Vendor's Counsel or to Purchaser's Counsel, as the case may be, shall not invalidate, nullify or otherwise detrimentally affect the provision of same to a Party.

7.5
Assignment - Neither this Agreement nor any rights or obligations here-under shall be assignable by any Party without the prior written consent of the other Party hereto. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators and success-ors and permitted assigns.

7.6
Further Assurances - The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consum-mate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing. For greater certainty and as provided for in the LOI, the Vendor will, and will cause Wireless Age to, at no charge provide to the Company post-Closing such reasonable assistance as the Company may from time to time require in the assumption of debt or assets (radio licenses) and service and sale contracts.

7.7
Severability - If any covenant or provision of this Agreement is prohibited in whole or in part in any jurisdiction, such covenant or provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining covenants and provisions hereof and shall, as to such jurisdiction, be deemed to be severed from this Agreement to the extent of such prohibition.

7.8
Counterparts - This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have hereunto duly executed this Agree-ment as of the date first written above.

WITNESS	DAVID MACKINNON

MARLON DISTRIBUTORS LTD.

By:
Name: Gary Hokkanen
Title: CFO I have authority to bind the Corporation